 Exhibit 99.1

Socket Mobile Reports Profitable Second Quarter and Six-Month Results

NEWARK, Calif., - July 25, 2019 - Socket Mobile, Inc. (NASDAQ: SCKT), a leading innovator of data capture and delivery solutions for enhanced productivity, today reported profitable operating results for the second quarter and six-month periods ended June 30, 2019.

Revenue for the second quarter of 2019 was $5.1 million, an increase of 21 percent over revenue of $4.2 million for the same quarter a year ago and an increase of 9 percent sequentially from revenue of $4.6 million in the immediately preceding quarter. Net income for the second quarter of 2019 was $120,000, compared to net loss of $140,000 in the second quarter of 2018, and net income of $12,000 in the immediately preceding quarter. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), a non-GAAP measure of operating results, was $470,000 in the second quarter of 2019, compared to $80,000 in the second quarter of 2018 and $270,000 in the immediately preceding.

Revenue for the six months ended June 30, 2019 was $9.7 million, an increase of 19 percent from revenue of $8.2 million in the same period a year ago. Net income for the six months ended June 30, 2019 was $130,000, compared to net loss of $360,000 for the same period a year ago. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) for the six months ended June 30, 2019 was $740,000, compared to zero EBITDA for the same period a year ago.

Gross margins on revenue for both three- and six-month periods ended June 30, 2019 were 52 percent, compared to gross margins on revenue of 51 percent for the corresponding periods in 2018.

Operating expenses for the second quarter of 2019 were $2.4 million, an increase of 6 percent compared to operating expenses of $2.3 million for the same quarter a year ago, and an increase of 3 percent sequentially from the immediately preceding quarter. Operating expenses for the six months ended June 30, 2019 were $4.8 million, an increase of 3 percent compared to operating expenses of $4.6 million for the same period a year ago.

Kevin Mills, president and chief executive officer, commented, "We are pleased with our second quarter and underlying positive growth trends of the business in general. Mobile point of sale (mPOS) applications continue to be our primary growth driver, but we are also experiencing growth in areas outside of mPOS, including commercial services and healthcare. We continue to invest in our product portfolio, so we can provide more complete and compelling solutions to our developer partners. Our developer community and the number of applications that drive our business continue to grow and we remain committed to our application driven business model. Our products are readily available through online reseller distribution channels, such as Amazon, almost anywhere in the world.

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"We look forward to Q3, which typically benefits from POS deployments, especially in the second half of the quarter. Our revolving credit facilities and profitability are providing the working capital we need to support future growth," Mills concluded.

Conference Call

Management of Socket Mobile will hold a conference call and webcast today at 2 PM Pacific (5 PM Eastern) to discuss the quarterly results and outlook for the future. The dial-in number to access the call from the U.S. is (888) 424-8151 using passcode 5099239. From international locations, obtain the local dial-in number through your web browser at http://web.meetme.net/r.aspx?p=11&a=UlgDZEHgxgkMqM

A live and replay audio webcast of the conference call can be accessed through a link on Socket Mobile's website at www.socketmobile.com. From the home page, select "About Socket"/"Investor Relations"/ and "Conference Calls and Events."

About Socket Mobile

Socket Mobile is a leading provider of data capture and delivery solutions for enhanced productivity in workforce mobilization. Socket Mobile's revenue is primarily driven by the deployment of third party barcode enabled mobile applications that integrate Socket Mobile's cordless barcode scanners and contactless reader/writers. Mobile Applications servicing the specialty retailer, field service, transportation, and manufacturing markets are the primary revenue drivers. Socket Mobile has a network of thousands of developers who use its software developer tools to add sophisticated data capture to their mobile applications. Socket Mobile is headquartered in Newark, Calif. and can be reached at +1-510-933-3000 or www.socketmobile.com. Follow Socket Mobile on Facebook and Twitter @socketmobile and subscribe to SocketTalk the company's official blog.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding mobile computer and data collection products, including details on the timing, distribution and market acceptance of new products, and statements predicting trends, sales and market conditions and opportunities in the markets in which we sell our products. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our new products may be delayed or not rollout as predicted, if ever, due to technological, market, or financial factors, including the availability of necessary working capital, the risk that market acceptance and sales opportunities may not happen as anticipated, the risk that our application partners and current distribution channels may choose not to distribute the new products or may not be successful in doing so, the risk that acceptance of our new products in vertical application markets may not happen as anticipated, and other risks described in our most recent Form 10-K and 10-Q reports filed with the Securities and Exchange Commission.

Socket Investor Contact:
Lynn Zhao
Chief Financial Officer
510-933-3016
lynn@socketmobile.com

Socket is a registered trademark of Socket Mobile. All other trademarks and trade names contained herein may be those of their respective owners.

© 2019, Socket Mobile, Inc. All rights reserved.

– Financial tables to follow –

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Socket Mobile, Inc.

Summary Statements of Operations (Unaudited)

(Amounts in Thousands except per share amounts)

)
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue	$5,060	$4,192	$9,688	$8,173
Cost of revenue	2,430	2,060	4,659	3,977
Gross margin	2,630	2,132	5,029	4,196
Gross margin percent	52.0%	50.9%	51.9%	51.3%
Research & development	998	917	1,891	1,864
Sales & marketing	771	734	1,527	1,471
General & administrative	643	625	1,346	1,290
Total operating expenses	2,412	2,276	4,764	4,625
Operating income (loss)	218	(144)	265	(429)
Interest income (expense), net	(29)	(48)	(58)	(68)
Income tax (expense) benefit	(69)	54	(75)	134
Net income (loss)	$120	$(138)	$132	$(363)
Earnings (loss) per share:
Basic	$0.02	$(0.02)	$0.02	$(0.06)
Fully diluted	$0.02	$(0.02)	$0.02	$(0.06)
Weighted average shares outstanding: Basic Fully diluted	5,999 6,272	5,880 5,880	5,970 6,204	6,310 6,310

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Socket Mobile, Inc.

Condensed Summary Balance Sheets

(Amounts in Thousands)

	June 30, 2019 (Unaudited)	December 31, 2018*
Cash	$1,016	$1,085
Accounts receivable, net	2,917	2,367
Inventories, net	2,395	2,272
Deferred cost on shipments to distributors	246	165
Other current assets	577	308
Property and equipment, net	680	689
Goodwill	4,427	4,427
Deferred tax assets	5,706	5,781
Operating leases capitalized	1,104	1,266
Other assets	225	237
Total assets	$19,293	$18,597
Accounts payable and accrued liabilities	$2,068	$2,046
Bank line of credit	1,830	1,317
Term loan	583	833
Deferred revenue on shipments to distributors	585	397
Deferred service revenue	86	65
Operating lease liabilities	1,330	1,511
Other liabilities	16	23
Total liabilities	6,498	6,192
Common stock and additional paid-in capital	60,789	60,530
Accumulated deficit	(47,994)	(48,125)
Total stockholders’ equity	12,795	12,405
Total liabilities and equity	$19,293	$18,597

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